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Exhibit 4.11

        METABASIS THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

DATED AS OF OCTOBER 28, 2003

METABASIS THERAPEUTICS, INC.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT is made as of October 28, 2003 (the "Effective Date") by and among METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Company"), and the investors listed on Exhibit A hereto, including, without limitation, SICOR INC., a Delaware corporation ("SICOR"), and SANKYO COMPANY, LTD., a Japanese corporation ("Sankyo"), each of which is herein referred to as an "Investor."

RECITALS

        WHEREAS, certain Investors are holders of shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or securities and/or debt convertible thereinto (the "Prior Parties") and possess registration rights, information rights and other rights pursuant to that certain Amended and Restated Investor Rights Agreement dated as of October 18, 2001, by and among the Company, SICOR, Sankyo and such other Prior Parties (the "Prior Agreement"); and

        WHEREAS, the undersigned Prior Parties desire to amend and restate in its entirety the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

        WHEREAS, certain other Investors are parties to the Series E Preferred Stock Purchase Agreement dated as of the Effective Date between the Company and such Investors (the "Purchase Agreement"), such Investors' obligations under which are conditioned upon, among other things, the execution and delivery of this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

        1.    INFORMATION RIGHTS.

          1.1    Financial Information.

          (a)   The Company shall deliver to each Investor who continues to hold shares of Series A Preferred Stock ("Series A Preferred Stock") of the Company (or the common stock of the Company ("Common Stock") into which the shares of Series A Preferred Stock have been converted), shares of Series B Preferred Stock ("Series B Preferred Stock") of the Company (or the Common Stock into which the shares of Series B Preferred Stock have been converted), shares of Series C Preferred Stock ("Series C Preferred Stock") of the Company (or the Common Stock into which shares of Series C Preferred Stock have been converted), shares of Series D Preferred Stock ("Series D Preferred Stock") of the Company (or the Common Stock into which the shares of Series D Preferred Stock have been converted) or shares of Series E Preferred Stock ("Series E Preferred Stock") of the Company (or the Common Stock into which the shares of Series E Preferred Stock have been converted) (in each case as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or an officer or director of a competitor of the Company, audited financial statements, prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, and setting forth in comparative form the figures for the previous year, all in reasonable detail, of the Company, as soon as practicable after the end of each fiscal year of the Company and in any event within 90 days after the close of each fiscal year.

          (b)   The Company shall deliver to each Investor who continues to hold shares of Series A, Series B, Series C, Series D or Series E Preferred Stock (or the Common Stock into which shares of Series A, Series B, Series C, Series D or Series E Preferred Stock have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or an officer or director of a competitor of the Company, within 30 days after the end of each fiscal quarter of the Company, unaudited quarterly financial statements prepared in accordance with GAAP, consistently applied.

          (c)   The Company will deliver to each Investor who continues to hold Series A or Series B Preferred Stock (or the Common Stock into which shares of Series A or Series B Preferred Stock have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares) within 30 days prior to the beginning of each fiscal year, a capitalization summary, annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto), and within 30 days after the end of each month, monthly unaudited financial statements with comparisons against the Company's operating plan; provided, however, that to the extent that the Company reasonably concludes that disclosure of the specific budget/operating plan line items, corresponding dollar amounts and comparisons would provide the holders of Series A and Series B Preferred Stock (or the Common Stock into which shares of Series A or Series B Preferred Stock have been converted) (as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares) with competitively sensitive information regarding the Company's allocation of resources, the Company shall not be obligated to disclose such information to the holders of Series A or Series B Preferred Stock on a line-item basis but shall disclose such information on an aggregate basis.

          (d)   The Company shall deliver to each Investor who continues to hold at least 1,000,000 shares of Series C Preferred Stock (or 1,000,000 shares of the Common Stock into which shares of Series C Preferred Stock have been converted or a combination of such Series C Preferred Stock and Common Stock), at least 1,000,000 shares of Series D Preferred Stock (or 1,000,000 shares of the Common Stock into which shares of Series D Preferred Stock have been converted or a combination of such Series D Preferred Stock and Common Stock) or at least 1,000,000 shares of Series E Preferred Stock (or 1,000,000 shares of the Common Stock into which shares of Series E Preferred Stock have been converted or a combination of such Series E Preferred Stock and Common Stock) (in each case, as adjusted for any stock split, stock dividends, combinations, recapitalizations and the like with respect to such shares), and as long as such Investor or a principal, partner or manager of such Investor, is not employed by or an officer or director of a competitor of the Company within 30 days prior to the beginning of the Company's next fiscal year, a copy of the Company's annual operating plan for the next fiscal year, and within 30 days after the end of each month, monthly unaudited financial statements with comparisons against the Company's annual operating plan.

          (e)   For purposes of this Section 1.1, a "competitor of the Company" means any entity that engages in the business of human therapeutic drug development, research, distribution or related business (the "Business"), provided that the Board of Directors of the Company may in their reasonable and good faith discretion exempt any individual entity from such definition through board action that defines the duration and scope of such exemption, and provided further that no Investor that is a financial investor shall be deemed to be a competitor of the Company due to its having made an investment in, or due to the service of one or more of its principals or employees on the board of directors of, a competitor of the Company.

          1.2    Inspection Rights.    Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 1.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed, unless the Investor first executes and delivers a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Board of Directors; provided further that, whenever requested, the Investor shall sign an agreement satisfactory to the Company stating that the Investor shall hold all such information in confidence.

          1.3    Confidentiality of Records.    Each Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified in writing as confidential that is furnished to it by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (i) in the public domain through no unauthorized act or failure to act by the Investor, (ii) lawfully disclosed to the Investor by a third party who possessed such information without any obligation of confidentiality, (iii) known to the Investor at the time of disclosure by the Company, as evidenced by records of the Investor in existence at the time of the disclosure in question, (iv) which has been independently developed by employees or other agents of, or independent contractors hired by, the Investor without access to the information described in the first sentence of this Section 1.3 or (v) that is required to be disclosed pursuant to applicable law or stock exchange regulations. Each Investor further covenants that it shall return to the Company all tangible materials in the possession of such Investor, or affiliates of such Investor containing such information upon request by the Company. Each Investor agrees that it will restrict access to the confidential information of the Company among its officers, directors, employees, financial and legal advisors and to those persons with a need to use such information and who are parties to agreements with such Investor to maintain such information as confidential (or otherwise subject to obligations to maintain such information as confidential).

          1.4    Termination of Covenants.    Except as required by law, the rights set forth in Sections 1.1 and 1.2 shall terminate and be of no further force or effect upon the closing of a Qualified IPO, as defined below, of the Company's Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or on the date the Company otherwise becomes subject to the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whichever first occurs. Furthermore, for purposes of the holders of Series A and Series B Preferred Stock, the rights set forth in Sections 1.2 and 1.3 shall also terminate upon the later to occur of (i) January 10, 2005 or (ii) the date on which Sankyo, and its affiliates (taken as a whole) cease to own fifty (50%) of the outstanding Series A Preferred Stock and Series B Preferred Stock (or shares of Common Stock received on conversion thereof), collectively, by virtue of the exercise of the Exchange Right, as defined below, or otherwise.

          1.5    Use of Proceeds.    The Company shall use the proceeds from the sale of Common Stock sold pursuant to the Stock Purchase Agreement, dated December 18, 1997, by and among the Company, SICOR and Sankyo solely (i) in connection with the Company's obligations under the Amended and Restated Collaborative Research and Development and License Agreement, dated as of June 30, 1999, (the "R&D Agreement"), between the Company and Sankyo, (ii) for general working capital purposes, but not for the repayment of debt and (iii) to pay $2,250,000 payable to SICOR pursuant to the terms of the Asset and Liability Transfer Agreement dated as of December 17, 1997 between the Company and SICOR. The covenants of the Company contained in this Section 1.5 shall expire and terminate upon the expiration of the Research Program Term (as defined in the R&D Agreement).

        2.    REGISTRATION RIGHTS.    The Company and the Investors covenant and agree as follows:

          2.1    Definitions.    For purposes of this Section 2:

          (a)   The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (b)   The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); or (iii) other shares of Common Stock acquired by a holder of Registrable Securities; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (c)   The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; provided, however, that the foregoing definition shall exclude in all cases any securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned, and any securities that have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          (d)   The term "Series A Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

          (e)   The term "Series B Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

          (f)    The term "Series C Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

          (g)   The term "Series D Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series D Preferred

  Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

          (h)   The term "Series E Holder" means any person owning or having the right to acquire (i) the shares of Common Stock issuable or issued upon conversion of the Series E Preferred Stock and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i).

          (i)    The term "Preferred Holders" means the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders and the Series E Holders.

          (j)    The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

          (k)   The term "SEC" means the Securities and Exchange Commission of the United States.

          (l)    The term "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, in which the public offering price per share of Common Stock is at least $2.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations and the like) and the gross proceeds to the Company are not less than $25,000,000 (before underwriting discounts, commissions and fees).

          2.2    Request for Registration.

          (a)   If the Company shall receive at any time at least six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the holders of a majority of the Registrable Securities held by the Preferred Holders, on an as-converted basis and including any shares of Common Stock held by the Preferred Holders resulting from conversion of their respective Preferred Stock, that the Company file a registration statement under the Securities Act covering Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Holders and shall, subject to the limitations of subsection 2.2(b), use commercially reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Preferred Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with the terms hereof; provided, however, that the Company shall not be obligated to effect such registration if the Preferred Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before underwriting discounts, commissions and fees) of less than $5,000,000.

          (b)   If the Preferred Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company subject to the prior written consent of a majority of the then outstanding Registrable Securities proposed to be included in such registration, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required if the Company selects a nationally recognized underwriter in the United States with demonstrable, pharmaceutical and/or biotechnology industry-specific expertise and experience. In such event, the right of any Preferred Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Holder's participation in such underwriting and the inclusion of such Preferred Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Holder to the extent provided herein. All Preferred Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form (including without limitation the indemnities from the Company as set forth in Section 2.10) with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation or the exclusion of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Holders of Registrable Securities which would otherwise participate in the underwritten offering pursuant hereto, and, in the case of a limitation, of the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Holders (as applicable), including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Holder (as applicable); provided, however, that the shares of Registrable Securities to be included in such underwriting shall not be reduced in number or completely excluded unless all other securities are first entirely excluded from the underwriting. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, and in no event shall the amount of Registrable Securities of the selling Preferred Holders included in the registration be reduced below twenty-five (25%) of the total amount of securities included in such registration, unless such offering is the initial public offering of the Company's Common Stock under the Securities Act, in which event any or all of the Registrable Securities of the Preferred Holders may be excluded in accordance with this Section 2.2(b).

          (c)   Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at such time and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

          (d)   In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

              (i)  After the Company has effected two (2) registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective (excluding any such registration in which the amount of the Registrable Securities of the selling Preferred Holders included therein shall have been reduced by twenty-five percent (25%) or more to accommodate the inclusion of the securities being offered by the Company pursuant to Section 2.2(b)), or within six (6) months of the effective date of another registration;

             (ii)  During the period of one hundred eighty (180) days following the effective date of a registration subject to Section 2.3 hereof;

           (iii)  If the Initiating Holders propose to dispose of shares of Registrable Securities that may be currently registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; provided, however, that if the Company so refuses to effect a registration by the

    Preferred Holders pursuant to this Section 2.2(d)(iii), they shall be entitled to an additional registration pursuant to Section 2.4 for each such registration so refused; or

            (iv)  If the Company delivers notice to the Initiating Holders within thirty (30) days of a registration request pursuant to this Section 2.2 stating the Company's intent to file a registration statement for a public offering within ninety (90) days of the date of such notice, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to be filed and become effective.

          2.3    Company Registration.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Preferred Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Preferred Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with the terms hereof, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such holder has requested to be registered.

          2.4    Form S-3 Registration.    In case the Company shall receive from Preferred Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Preferred Holders; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Preferred Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Preferred Holders; (ii) if the Preferred Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (iii) if the Company shall furnish to the Preferred Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Preferred Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for such holders pursuant to this Section 2.4 or within six (6) months of the effective date of another registration; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.3.

          (c)   Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Preferred Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

          (d)   If the registration is to be underwritten, the underwriter will be selected by the Company subject to the prior written consent of a majority of the holders of the then outstanding Registrable Securities proposed to be included in such registration, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required if the Company selects a nationally recognized underwriter in the United States with demonstrable, pharmaceutical and/or biotechnology industry-specific expertise and experience.

          2.5    Obligations of the Company.    Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

          (c)   Furnish to each Preferred Holder covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Preferred Holders covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including without limitation the indemnities from the Company as set forth in Section 2.10), with the managing underwriter of such offering. Each Preferred Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Preferred Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days. In such event, the Company shall use all reasonable efforts to amend promptly the registration statement to conform the prospectus to the requirement of the Securities Act and applicable regulations.

          (g)   Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Use its best efforts to furnish, at the request of any Preferred Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Preferred Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Preferred Holders requesting registration of Registrable Securities.

          2.6    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Preferred Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.4(b)(ii), whichever is applicable.

          2.7    Expenses of Registration.

          (a)   Demand Registration.    All expenses other than underwriting discounts and commissions, incurred in connection with two (2) demand registrations, pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Preferred Holders selected by them (collectively "Registration Expenses") shall be borne by the Company, provided, however, that if the Preferred Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 2.2 and subsequently withdrawn by registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 2.2 hereof; provided further that in the event that such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Preferred Holders requesting registration at the time of their request for registration under Section 2.2, such registration shall not be treated as a counted registration for purposes of Section 2.2 hereof, even though the Preferred Holders do not bear the Registration Expenses for such registration.

          (b)   Company Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2.3 for each Preferred Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Preferred Holders selected by them shall be borne by the Company.

          (c)   Registration on Form S-3.    All expenses other than underwriting discounts and commissions incurred in connection with two (2) registrations requested pursuant to Section 2.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Preferred Holders selected by them shall be borne by the Company.

          2.8    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.3 to include any of the Preferred Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), provided that such agreement does not require indemnification by any of them except to the extent contemplated by Section 2.10 hereof. If the total amount of securities, including Registrable Securities, requested by the Preferred Holders to be included in such offering exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The Company will include in such registration (i) first, the securities the Company proposes to sell for its own account; (ii) second, to the extent that the number of securities the Company proposes to sell is less than the number of securities which the Company has been advised can be sold in such offering, such number of Registrable Securities which the Preferred Holders have requested to be included in such registration pursuant to Section 2.3 hereof; provided, however, in no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which have been requested to be included by the Preferred Holders (or completely exclude the shares held by Preferred Holders) without the written consent of a majority of the then outstanding Registrable Securities proposed to be sold in the offering; and (iii) third, to the extent that the number of securities which are to be included in such registration pursuant to clauses (i) and (ii) is, in the aggregate, less than the number of securities which the Company has been advised can be sold in such offering, such number of other securities requested to be included in the offering for the account of any holders not contractually entitled to registration which, in the opinion of the underwriters, is compatible with the success of the offering. The number of Registrable Securities included in such registration statement shall be allocated pro rata among the holders of Registrable Securities based on the number of Registrable Securities held by each of them or in such other proportions as shall mutually be agreed to by them, but in no event shall any shares being sold by such a holder exercising a demand registration right similar to that granted in Section 2.2 or 2.4 be excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence. In no event shall the amount of Registrable Securities the Preferred Holders request to be included in the registration pursuant to Section 2.3 be reduced below twenty-five (25%) of the total amount of securities included in such registration, unless such offering is the initial public offering of the Company's Common Stock under the Securities Act, in which event any or all of the Registrable Securities of the Preferred Holders may be excluded in accordance with this Section 2.8.

          2.9    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.10    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 2:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Preferred Holder, its partners, officers and directors, its legal counsel, its accountants, any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such holder, partner, officer, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such holder, underwriter or controlling person.

          (b)   To the extent permitted by law, each selling Preferred Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, its legal counsel, its accountants, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action if it is judicially determined that there was such a violation; provided, however,that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.10(b) exceed the net proceeds from the offering received by such holder, except in the case of willful fraud by such holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

          (d)   If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such holder, except in the case of willful fraud by such holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and the Preferred Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

          (g)   No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          2.11    Reports Under Exchange Act.    With a view to making available to the Preferred Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b)   take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Preferred Holders to utilize Form S-3 for the sale of their Registrable Securities;

          (c)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d)   furnish to any Preferred Holder, so long as the holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Preferred Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          2.12    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Preferred Holder to (i) a transferee or assignee of at least 50,000 shares of such securities, (ii) a transferee or assignee of all of such Registrable Securities held by such transferring holder, if less than 50,000 shares, (iii) a general partner, limited partner, retired partner, member or retired member, affiliate, parent or majority-owned subsidiary of the transferee or (iv) in the case of the Wellcome Trust Limited, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

          2.13    Limitations on Subsequent Registration Rights.    From and after the Effective Date, the Company shall not, without the prior written consent of the holders of 66 2/3% of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Preferred Holders which are included.

          2.14    "Market Stand-Off" Agreement.    Each holder of Registrable Securities hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a)   such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (b)   all officers, directors, and key employees of the Company, all five-percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each holder agrees that, if so requested, such holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 2.14.

        Notwithstanding the foregoing, the obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 promulgated under the Securities Act or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 promulgated under the Securities Act or similar forms which may be promulgated in the future.

          2.15    Termination of Registration Rights.    No holder of Registrable Securities shall be entitled to exercise any right provided for in this Section 2 after six (6) years following the consummation of a Qualified IPO.

        3.    EXCHANGE RIGHT.

          3.1    General.    The holders of a majority of Series A Preferred Stock (or Common Stock into which the shares of Series A Preferred Stock have been converted, collectively, the "Exchange Stock") shall have the right to exchange the Exchange Stock held by them for shares of Common Stock ("SICOR Common Stock") of SICOR in accordance with this Section 3 (the "Exchange

  Right"). For purposes of this Section 3 only, "Registrable Securities" means 851,939 shares of Common Stock issuable on conversion of the shares of the Company's Series A Preferred Stock issued to Sankyo pursuant to the Stock Purchase Agreement, dated December 18, 1997, by and among Sankyo, SICOR and the Company.

          3.2    Notice of Exercise.    The holders of a majority of the Exchange Stock shall have the right upon forwarding a written notice (an "Exercise Notice") to SICOR and the Company within thirty (30) days after January 10, 2001, and each one year anniversary thereafter until and including January 10, 2005 to elect to exchange up to twenty percent (20%) of the Exchange Stock held by the Series A Holders for shares of SICOR Common Stock ("SICOR Shares"). Each Exercise Notice shall state that it constitutes an election hereunder and shall specify the number of Exchange Stock to be exchanged for SICOR Shares. Upon receiving any Exercise Notice, SICOR shall cause the shares of Exchange Stock specified therein to be exchanged promptly for SICOR Shares as provided in this Section 3. An election to exchange Exchange Stock hereunder shall be irrevocable. The failure by the Series A Holders to elect to convert Exchange Stock during any exercise period specified above shall not limit in any respect their right to exercise such right any subsequent exercise period. For the avoidance of doubt, SICOR hereby expressly acknowledges and agrees that no corporate transaction or other event relating to the Company, including, without limitation, its bankruptcy, insolvency or merger with or into another entity shall limit, expand or accelerate in any respect the rights of the Series A Holders hereunder.

          3.3    SICOR Exchange Shares.    The number of SICOR Shares which a Series A Holder shall be entitled to receive upon exercise of the Exchange Right (the "SICOR Exchange Shares") shall be determined pursuant to the following formula:

A	x	B	=	D
C

        Where

D	=	Number of SICOR Exchange Shares;
A	=
Number of shares of Registrable Securities held by such Series A Holder (or deemed to be held from conversion of such holder's Series A Preferred Stock) as of the date of mailing the most recent Exercise Notice ("Exercise Date") and specified in the Exercise Notice.
B	=
Initially, $7.09 (the original issue price of Series A Preferred Stock), as proportionally adjusted for any stock splits, stock combinations, stock dividends, reclassifications, recapitalizations and the like (collectively referred to as a "Recapitalization"); and
C	=
The arithmetic average of the closing price for SICOR Common Stock as quoted on the Nasdaq National Market ("Nasdaq") for the twenty (20) consecutive days on which SICOR Common Stock was traded on Nasdaq ending immediately before the Exercise Date (the "SICOR Market Price").

          3.4    Adjustment for Recapitalization.    If at any time during the period from the Effective Date to the most recent Exercise Date, the SICOR Common Stock is changed into the same or a different number of shares of any class or classes of stock, by any form of Recapitalization other than (i) a subdivision or combination of shares or stock dividend, for which no adjustment pursuant to this Section 3.4 shall be made and (ii) a merger, acquisition (whether of SICOR or another entity) or sale of substantially all of SICOR's assets (collectively referred to as a "Reorganization"), for which adjustment shall be made pursuant to Section 3.5, each Series A Holder shall have the right to receive upon exercise of the Exchange Right the kind and amount of stock and other securities and property receivable upon such Recapitalization by holders of the maximum number of SICOR Common Shares into which Exchange Stock held by such Series A Holder could have been exchanged immediately prior to such Recapitalization (assuming for purposes of this Section 3.4 that the Exchange Right was exercisable, and such exchange was completed, immediately prior to the closing of such Recapitalization), subject to further adjustment as provided with respect to such other securities or property pursuant the terms thereof.

          3.5    Adjustment for Reorganization.    If at any time during the period from the Effective Date to the most recent Exercise Date, SICOR effects a Reorganization, provision shall be made so that each Series A Holder shall have the right to receive upon exercise of the Exchange Right the kind and amount of stock and other securities and property receivable upon such Reorganization by holders of the maximum number of SICOR Common Shares into which Exchange Stock could have been exchanged immediately prior to such Reorganization (assuming for purposes of this Section 3.5 that the Exchange Right was exercisable, and such exchange was completed, immediately prior to the closing of such Reorganization), subject to further adjustment as provided with respect to such other securities or property pursuant to the terms thereof.

          3.6    Certificate of Adjustment.    Within 15 days following the completion of a Recapitalization or Reorganization, SICOR, at its expense, shall compute the adjustment required in connection therewith pursuant to Section 3.4 or Section 3.5, as applicable, and shall deliver to each Series A Holder a certificate showing such adjustment. The certificate shall set forth in reasonable detail SICOR's calculation of the adjustment and the type and amount of other property which would be received by the Series A Holders upon exchange of their Exchange Stock pursuant to this Section 3.

          3.7    Exchange Mechanics.    Series A Holders shall deliver the certificate(s) representing the Exchange Stock such Series A Holders desire to exchange pursuant to this Section 3 to SICOR, and a copy of such certificate(s) to the Company, together with the Exercise Notice. Upon receipt of the Exercise Notice and such certificates, SICOR shall calculate the number of SICOR Exchange Shares receivable by each such Series A Holder pursuant to Section 3.3 and, within ten (10) business days of SICOR's receipt of the Exercise Notice, deliver to each such holder (i) certificates representing such Series A Holder's SICOR Exchange Shares issued as of the applicable Exercise Date, (ii) a reasonably detailed statement indicating such calculation pursuant to Section 3.3 (which calculation shall be binding upon such Series A Holder in the absence of manifest mathematical error or misstatement of the closing prices for the SICOR Common Stock for purposes of calculation of the SICOR Market Price) and (iii) any cash payable in respect of fractional SICOR Exchange Shares pursuant to Section 3.9. Within ten (10) business days of SICOR's receipt of the Exercise Notice, SICOR shall deliver a written notice to the Company (and a copy of such notice to the Series A Holders) stating the balance of shares of Exchange Stock, if any, surrendered to SICOR under this Section 3.7 that remain unexercised pursuant to this Section 3, and within ten (10) business days of the Company's receipt of such notice, the Company shall deliver to the Series A Holder a share certificate(s) for such balance.

          3.8    SICOR Obligations in Respect of SICOR Exchange Shares.    SICOR at all times shall reserve and keep available, solely for issuance and delivery upon exercise of each Series A Holder's Exchange Right, such number of SICOR Exchange Shares as may be issuable upon such exchange. SICOR, at its expense, shall further cause a registration statement on Form S-3 registering the resale of the SICOR Exchange Shares to be filed and declared effective in accordance with applicable law as soon as practicable following SICOR's receipt of any Exercise Notice.

          3.9    Fractional Shares.    No fractional SICOR Exchange Shares shall be issued upon exchange of Exchange Stock. All SICOR Exchange Shares (including fractions thereof) issuable upon exchange of Exchange Stock shall be aggregated for purposes of determining whether the exchange would result in the issuance of any fractional share. If, after such aggregation, the exchange would result in any fractional share, SICOR shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the SICOR Market Price.

          3.10    Payment of Taxes.    SICOR will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of SICOR Exchange Shares upon exchange of Exchange Stock.

        4.    RIGHT OF FIRST OFFER.

          4.1    General.    Except for (i) conversion rights applicable to the Company's Preferred Stock, (ii) securities issued pursuant to an underwritten public offering pursuant to an effective registration statement under the Securities Act, (iii) securities issued pursuant to the Company's acquisition of another corporation by merger, purchase of substantially all the assets or other corporate reorganization, (iv) securities issued in connection with any stock split or stock dividend of the Company, (v) securities issued after the Effective Date to employees, officers, directors or consultants of the Company pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements that are approved by the Company's Board of Directors, (vi) warrants or other securities issued to financial institutions or commercial lenders in connection with equipment financing transactions approved by the Company's Board of Directors and (vii) securities issued in connection with strategic corporate partner agreements approved by the Company's Board of Directors, the Company will not, nor will it permit any of its subsidiaries to, authorize or issue any shares of stock of the Company of any class and will not authorize, issue or grant any options, warrants, conversion rights or other rights to purchase or acquire any shares of stock of the Company of any class without offering the holders of Series C, Series D and Series E Preferred Stock the right of first refusal described below. In the event the Company grants subsequent purchasers any rights of first refusal or registration rights which are, in the good faith judgment of the Board of Directors, more favorable to such purchasers than those granted to the Series C, Series D and Series E Holders pursuant to this Agreement, then the Series C, Series D and Series E Holders shall receive such rights.

          4.2    Right of First Refusal.

          (a)   Each holder of Series C, Series D and Series E Preferred Stock shall have a right of first refusal to purchase an amount of equity securities of the Company of any class or kind which the Company proposes to sell (other than the issuance of shares contemplated by Section 4.1 above) sufficient to maintain such holder's proportionate beneficial ownership interest in the Company. If the Company wishes to make any such sale of its securities, it shall give the Series C, Series D and Series E Holders written notice of the proposed sale (the "Section 4.2 Notice"). The Section 4.2 Notice shall set forth (i) the Company's bona fide intention to offer such shares and (ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which the Company proposes to offer such shares), and shall constitute an offer to sell such securities to Series C, Series D and Series E Holders on such terms and conditions. Any Series C, Series D or Series E Holder may accept such offer by delivering a written notice of acceptance to the Company within ten (10) days after receipt of the Section 4.2 Notice. Any Series C, Series D or Series E Holder exercising its right of first refusal shall be entitled to participate in the purchase of such securities on a pro rata basis to the extent necessary to maintain such holder's proportionate beneficial ownership interest in the Company (for purposes of determining the pro rata interest of the Series C, Series D and Series E Holders, any Series C, Series D or Series E Holder shall be treated as owning that number of shares of Common Stock into which any outstanding convertible preferred stock and warrants to purchase convertible preferred stock held by them may be converted, and the Company shall be treated as having outstanding, immediately prior to the proposed sale of equity security, all outstanding Common Stock, all outstanding options to purchase shares of Common Stock pursuant to the

  Amended and Restated 2001 Equity Incentive Plan of Metabasis Therapeutics, Inc., and that amount of Common Stock into which all outstanding shares of convertible preferred stock, including all outstanding rights to acquire or otherwise purchase such convertible preferred stock, may be converted). The Company shall promptly, in writing, inform each Series C, Series D and Series E Holder which elects to purchase its pro rata portion of such shares of any other holder's failure to do so, in which case the holders electing to purchase such shares shall have the right to purchase all or a portion of such shares on a pro rata basis, on terms no less favorable to the holder, for a period of ten (10) days. Such Series C, Series D and/or Series E Holder shall be entitled to apportion the right of first refusal hereby granted among itself and its partners, affiliates and related parties in such proportions it deems appropriate. If the Series C, Series D and/or Series E Holders do not accept such offer within ten (10) days, then that portion of the shares which is not purchased may be offered to other parties on terms no less favorable to the Company for a period of ten (10) days.

          (b)   In lieu of delivering the Section 4.2 Notice to the Series C, Series D and Series E Holders prior to the sale of Company offered securities to third parties, as provided in subsection 4.2(a), above the Company may elect first to sell Company offered securities to third parties and then, within thirty (30) days thereafter, offer such Series C, Series D and Series E Holders the opportunity to purchase their pro rata portions of the Company offered securities. Such offer shall remain in effect for twenty (20) days after notice to the Series C, Series D and Series E Holders and, if accepted, the closing of the sale of Company offered securities shall occur within thirty (30) days after the date of the acceptance notice.

          4.3    Expiration of Right of First Refusal.    The right of first refusal granted under this Section 4 shall expire upon the consummation of a Qualified IPO.

          4.4    Assignment.    The right of first refusal granted under this Section 4 may be assigned (i) to a transferee or assignee in connection with any transfer or assignment by a Series C, Series D or Series E Holder of not less than 50,000 shares of Registrable Securities, or such lesser number if such shares constitute all of the Registrable Securities then held by such Series C, Series D or Series E Holder, (ii) to any transferee or assignee who is a constituent, member or partner or retired partner of a Series C, Series D or Series E Holder or the estate of such partner, or to any transferee or assignee who is a family member of the Series C, Series D or Series E Holder or a trust for the benefit of the Series C, Series D or Series E Holder or any family member of the Series C, Series D or Series E Holder or any parent corporation or subsidiary corporation of the Series C, Series D or Series E Holder or (iii) in the case of the Wellcome Trust Limited, to any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person; provided that, with respect to each such transfer or assignment, the Company be given prior written notice of the transfer, the transferee or assignee agree writing to all provisions contained in this Section 4 and that such transfer otherwise be effected in accordance with applicable laws.

        5.    MISCELLANEOUS.

          5.1    Board Observer Rights.    The Series A Holders shall have the right to designate a representative to attend meetings of the Company's Board of Directors in a nonvoting capacity and to receive prior written notice of, and copies of all materials distributed at, all such meetings (regardless of whether such representative attends such meetings); provided, however, that the Company shall not be obligated under this Section 5.1 to provide information, or include such observer in discussions relating to information, which the Company determines in good faith (i) to involve an ongoing commercial relationship, or a proposed transaction, between the Company and a third party, or (ii) to be a trade secret or to be subject to the attorney-client privilege. This Section 5.1 shall terminate upon the consummation of a Qualified IPO.

          5.2    Real Property Holding Corporation.    The Company covenants that it will operate in such a manner that it will not become a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulation thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. §1.8972(h), or any supplementary or successor provision thereto. Within 30 days of a request from a Series A Holder, Series B Holder, Series C Holder, Series D Holder or Series E Holder, the Company will inform the requesting party, in the manner set forth in Reg. §1.8972(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status. This Section 5.2 shall terminate upon the consummation of a Qualified IPO.

          5.3    Waivers and Amendments.    With the written consent of the Company and the holders of more than 66 2/3% of the Registrable Securities the obligations of the Company and the rights of the holders of Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement. Neither this Agreement nor any provisions hereof may be amended, changed, waived, discharged or terminated orally, but only by a signed statement in writing evidencing the consents required pursuant to the preceding sentence. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, (i) the written consent of a majority of the holders of Series C, Series D and Series E Preferred Stock, voting together on an as-if-converted basis, shall be obtained prior to any amendment or waiver of the rights, preferences or privileges of the holders of Series C, Series D or Series E Preferred Stock contained in Sections 1 and 4 of this Agreement and this Section 5.3 and (ii) the written consent of 67% of the holders of the Series A Preferred Stock and Series B Preferred Stock shall be obtained prior to any amendment or waiver of the rights, preferences or privileges of the holders of the Series A Preferred Stock and the Series B Preferred Stock, as the case may be, contained in Sections 1 and 3 of this Agreement and this Section 5.3. By executing this Agreement, the holders of Series C and Series D Preferred Stock hereby agree and acknowledge that the right of first refusal set forth in Section 4 of the Prior Agreement shall not apply to, and is hereby waived with respect to, the shares of Series E Preferred Stock issued pursuant to the Purchase Agreement.

          5.4    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Series A Holder, Series B Holder, Series C Holder, Series D Holder or Series E Holder, upon any breach, default, or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of any similar breach, default, or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any such holder's part of any breach, default, or noncompliance under the Agreement or any waiver on such holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the Series A Holders, Series B Holders, Series C Holders, Series D Holders or Series E Holders, shall be cumulative and not alternative.

          5.5    Notices.    All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given (i) upon personal delivery, (ii) in the case of notices being delivered to the Company, SICOR or any other Investor except for Sankyo by any party except for Sankyo, delivery by a nationally recognized courier or upon deposit with the United States Post Office (by first class mail, postage prepaid) and (iii) in the case of notices being delivered to or by Sankyo, delivery by an internationally recognized courier service. All communications shall be sent to the party to be notified at the following addresses or at such other address as such party may designate by ten (10) days advance written notice to the other parties: a) if to the Company, at 9390 Towne Centre Drive, San Diego, California 92121, attention of the Chief Executive Officer, (b) if to SICOR, at 19 Hughes Street, Irvine, CA 92121, Attention: John Sayward, (c) if to Sankyo, at Hiromachi 1258, Shinagawaku, Tokyo, 1408710 Japan, Attention: Dr. Yoshiki Matsui, Research Planning Department, or (d) if to any other Investor, at its respective address listed on the signature page hereof; provided, however, that, if any such notice is to be delivered by the Company to a holder of Registrable Securities, the Company may deliver such notice to the latest address of such person shown on the Company's records.

          5.6    Descriptive Headings.    The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

          5.7    Governing Law.    This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          5.8    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

          5.9    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.10    Successors and Assigns.    Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

          5.11    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

          5.12    Separability; Severability.    Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired unless the severed provision is material to the rights and benefits received by any party hereto. In such event the parties hereto shall use reasonable commercial efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the intent of the parties entering into this Agreement.

          5.13    Stock Splits.    All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the Effective Date.

          5.14    Tax Matters.    Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may not be made to the extent reasonably necessary to comply with any applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, the name and other specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

          5.15    Signatory Capacity.    With respect to its signatory capacity and liability as the trustee of the Wellcome Trust, the Wellcome Trust Limited (the "Trustee") enters into this Agreement in its capacity as the trustee for the time being of the Wellcome Trust but not otherwise and it is hereby agreed and declared that notwithstanding anything to the contrary contained or implied in this Agreement:

          (a)   the obligations incurred by the Trustee under or in consequence of this Agreement shall be enforceable against it or the other trustees of the Wellcome Trust from time to time; and

          (b)   the liabilities of the Trustee (or such other trustees as are referred to in paragraph (a) above) in respect of such obligations shall be limited to such liabilities as can, and may lawfully and properly be met out of the assets of the Wellcome Trust for the time being in the hands or under the control of the Trustee or such other trustees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors' Rights Agreement on the day and year first set forth above.

COMPANY:
METABASIS THERAPEUTICS, INC.
By:	/s/ PAUL K. LAIKIND Paul K. Laikind, Chief Executive Officer

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

SICOR:
SICOR INC.
By:	/s/ WESLEY N. FACH
Name:	Wesley N. Fach
Title:	Senior Vice President, General Counsel & Secretary

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

SANKYO:
SANKYO COMPANY, LTD.
By:	/s/ MOSATU KONDA
Name:	Mosatu Konda
Title:	Director, Finance Department

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
MPM BIOVENTURES II, L.P.
By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner
By:	/s/ LUKE B. EVNIN
Name:	Luke B. Evnin
Title:	Manager
MPM BIOVENTURES II-QP, L.P.
By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner
By:	/s/ LUKE B. EVNIN
Name:	Luke B. Evnin
Title:	Manager
MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG
By:	MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
By:	MPM Asset Management II LLC, its General Partner
By:	/s/ LUKE B. EVNIN
Name:	Luke B. Evnin
Title:	Manager

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
MPM ASSET MANAGEMENT INVESTORS 2000 B LLC
By:	/s/ LUKE B. EVNIN
Name:	Luke B. Evnin
Title:	Manager

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
INTERWEST PARTNERS VII, L.P.
By:	/s/ W. STEPHEN HOLMES
Name:	W. Stephen Holmes
Title:	Managing Director
INTERWEST INVESTORS VII, L.P.
By:	/s/ W. STEPHEN HOLMES
Name:	W. Stephen Holmes
Title:	Managing Director

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
GC&H INVESTMENTS
By:	/s/ KENNETH L. GUERNSEY
Name:	Kenneth L. Guernsey
Title:	Executive Partner
GC&H INVESTMENTS, LLC
By:	/s/ KENNETH L. GUERNSEY
Name:	Kenneth L. Guernsey
Title:	Managing Member

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
DAVID F. HALE AND LINDA C. HALE AS TRUSTEES UDT DATED FEBRUARY 28, 1986
/s/ DAVID F. HALE
By:	David F. Hale, Trustee

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
DLJ CAPITAL CORP.
/s/ KATHLEEN LAPORTE
By:	Kathleen LaPorte
Its:	Managing Director
SPROUT ENTREPRENEURS FUND, L.P.
By:	DLJ Capital Corp.
Its:	General Partner
/s/ KATHLEEN LAPORTE
By:	Kathleen LaPorte
Its:	Managing Director
SPROUT CAPITAL IX, L.P.
By:	DLJ Capital Corp.
Its:	Managing General Partner
/s/ KATHLEEN LAPORTE
By:	Kathleen LaPorte
Its:	Managing Director
SPROUT IX PLAN INVESTORS, L.P.
By:	DLJ LBO Plans Management Corporation II
Its:	General Partner
/s/ KATHLEEN LAPORTE
By:	Kathleen LaPorte
Its:	Attorney in fact

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
HEINZ W. GSCHWEND & CYNTHIA T. HEALY, TRUSTEES OF THE H.W. GSCHWEND & C.T. HEALY REVOCABLE TRUST
/s/ HEINZ W. GSCHWEND
By:	Heinz W. Gschwend, Trustee

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
LB I GROUP INC.
By:	/s/ JOHN CHAMBERS
Name:	John Chambers
Title:	Managing Director

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST
/s/ GARY STEINBERG
By:	Gary Steinberg Chief Investment Officer

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
ITOCHU CORPORATION
/s/ EIZO KOBAYASHI
By:	Eizo Kobayashi Managing Director

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
MAVERICK FUND, L.D.C.
By:	Maverick Capital, Ltd.
Its:	Investment Advisor
By:	/s/ SHARYL ROBERTSON
Name:	Sharyl Robertson
Title:	CFO
MAVERICK FUND USA, LTD.
By:	Maverick Capital, Ltd.
Its:	Investment Advisor
By:	/s/ SHARYL ROBERTSON
Name:	Sharyl Robertson
Title:	CFO
MAVERICK FUND II, LTD.
By:	Maverick Capital, Ltd.
Its:	Investment Advisor
By:	/s/ SHARYL ROBERTSON
Name:	Sharyl Robertson
Title:	CFO

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

INVESTORS:
PAN-PACIFIC VENTURE CAPITAL CO., LTD.
By:	/s/ DAVID Y. S. CHAO
Name:	David Y. S. Chao
Title:	President

[SIGNATURE PAGE TO
AMENDED AND RESTATED INVSTORS' RIGHTS AGREEMENT]

Exhibit A
INVESTORS

SERIES A PREFERRED STOCK:

  Sankyo Company, Ltd.
  SICOR Inc.

SERIES B PREFERRED STOCK:

  Sankyo Company, Ltd.

SERIES C PREFERRED STOCK:

  MPM Bioventures II, L.P.
  MPM Bioventures II-QP, L.P.
  MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG
  MPM Asset Management Investors 2000 B LLC
  InterWest Partners VII, L.P.
  InterWest Investors VII, L.P.
  GC&H Investments

SERIES D PREFERRED STOCK:

  MPM Bioventures II, L.P.
  MPM Bioventures II-QP, L.P.
  MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG
  MPM Asset Management Investors 2000 B LLC
  InterWest Partners VII, L.P.
  InterWest Investors VII, L.P.
  GC&H Investments, LLC
  David F. Hale and Linda C. Hale as Trustees UDT Dated February 28, 1986
  DLJ Capital Corp.
  Sprout IX Plan Investors, L.P.
  Sprout Entrepreneurs Fund, L.P.
  Sprout Capital IX, L.P.

SERIES E PREFERRED STOCK:

  MPM Bioventures II, L.P.
  MPM Bioventures II-QP, L.P.
  MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG
  MPM Asset Management Investors 2000 B LLC
  InterWest Partners VII, L.P.
  InterWest Investors VII, L.P.
  DLJ Capital Corp.
  Sprout IX Plan Investors, L.P.
  Sprout Entrepreneurs Fund, L.P.
  Sprout Capital IX, L.P.
  Heinz W. Gschwend & Cynthia T. Healy, Trustees of the H.W. Gschwend & C.T. Healy Revocable Trust
  LB I Group Inc.
  Wellcome Trust Limited, as Trustee of the Wellcome Trust
  ITOCHU Corporation
  Maverick Fund, L.D.C.
  Maverick Fund USA, Ltd.
  Maverick Fund II, Ltd.
  Pan-Pacific Venture Capital Co., Ltd.

QuickLinks

  Exhibit 4.11